UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2019

Avenue Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38114 (Commission File Number)	47-4113275 (IRS Employer Identification No.)

2 Gansevoort Street, 9th Floor
New York, New York 10014

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Class	Trading Symbol(s)	Exchange Name
Common Stock	ATXI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 1, 2019, Nishant Saxena resigned as a member of the Board of Directors (the “Board”) of Avenue Therapeutics, Inc. (the “Company”). His resignation was not the result from any disagreement with the Company, or any matter related to the Company’s operations, policies or practices, the Company’s management or the Board.

Immediately thereafter, the Board appointed E. Garrett Ingram as a new member of the Board pursuant to the Stock Purchase and Merger Agreement (the “SPMA”) between the Company, InvaGen Pharmaceuticals Inc. (the “Buyer”) and Madison Pharmaceuticals Inc., a wholly-owned subsidiary of the Buyer. In connection with the execution and delivery of the SPMA, the Company, certain stockholders of the Company, and the Buyer, entered into a stockholders agreement (the “Stockholders Agreement”), pursuant to which, among other things, the Buyer obtained the right to nominate three directors (“Buyer Directors”) to the Company’s seven member Board, one of whom must qualify as an independent director. In the event a Buyer Director resigns from the Board (or is otherwise incapable of serving on the Board), the remaining Buyer Directors, subject to certain conditions outlined in the Stockholders Agreement, shall have the power to fill such vacancy. At this time, the current Buyer Directors exercised their right to nominate Garrett Ingram to the Board. The Board decided to accept such nomination and appoint Garrett Ingram to the Company’s Board.

The above description is only a summary of certain terms and is qualified in its entirety by the full text of the Stockholders Agreement which was filed with our Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 11, 2019.

Garrett Ingram, 53, is a seasoned leader with more than twenty years of experience in pharmaceuticals, biotech, device strategy and marketing. Ms. Ingram joined Cipla USA, Inc. in July 2019 as Chief Commercial Officer, Specialty Hospital Business, U.S. Prior to her new role at Cipla, Ms. Ingram served as Chief Marketing Officer at MannKind Corporation, based in California. In addition, she has served in roles as Senior Vice President, Managed Markets at Dexcom and Vice President, Head of Market Access at Sanofi, where she had responsibility across four of the U.S. Business Units: Diabetes & Cardiovascular, General Medicines, Sanofi Genzyme Specialty Care, and Sanofi Pasteur from 2014 to 2016. Prior to joining Sanofi, she held the position of Vice President of Market Access Strategy at Bristol Myers Squibb, where she led the access, reimbursement, patient affordability and emerging customer strategy teams across the portfolio of diabetes, RA, cardiovascular, oncology, immunology, neuroscience and pipeline assets. Ms. Ingram holds a Bachelor of Science degree from East Carolina University, a Master’s Degree in public health and community education from the University of South Carolina and has completed multiple post graduate studies at Wharton School of Business.

No family relationships exist between Garrett Ingram and any directors of the Company.

Additionally, except as described above, there are no arrangements between Garrett Ingram and any other person pursuant to which she was selected as a director or officer, nor are there any transactions to which the Company is or was a participant and in which Garrett Ingram has a material interest subject to disclosure as a related party transaction under Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVENUE THERAPEUTICS, INC.
(Registrant)

Date: August 1, 2019	By:	/s/	Lucy Lu, M.D.
	Name:		Lucy Lu, M.D.
	Title:		President and Chief Executive Officer